UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 27, 2024

 NRX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38302	82-2844431
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 Orange Street, Suite 600 Wilmington, Delaware	19801
(Address of principal executive offices)	(Zip Code)

(484) 254-6134

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NRXP	The Nasdaq Stock Market LLC
Warrants to purchase one share of Common Stock	NRXPW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 27, 2024, NRx Pharmaceuticals, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with EF Hutton LLC (the “Representative”), as the representative of the several underwriters named therein (the “Underwriters”), relating to an underwritten public offering (the “Offering”) of 5,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”). The public offering price for each share of Common Stock was $0.30 and the Underwriters purchased the shares of Common Stock pursuant to the Underwriting Agreement at a price for each share of Common Stock of $0.276. Pursuant to the Underwriting Agreement, the Company also granted the Representative a 45-day option to purchase up to an additional 750,000 shares (the “Option Shares”) of the Common Stock on the same terms as the Shares sold in the Offering (the “Over-Allotment Option”). On February 28, 2024, the Offering closed (the “Closing Date”).

Aggregate gross proceeds from the Offering were approximately $1.5 million, before deducting underwriting discounts and commissions and estimated expenses payable by the Company. The Company intends to use the net proceeds from the Offering for working capital and general corporate purposes. The Company may also use the proceeds from this offering to repay the Convertible Promissory Note initially issued to Streeterville Capital, LLC in November 2022.

The Underwriting Agreement contains customary representations, warranties and covenants made by the Company. It also provides for customary indemnification by each of the Company and the Underwriters, severally and not jointly, for losses or damages arising out of or in connection with the Offering, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. In addition, pursuant to the terms of the Underwriting Agreement, each of the Company’s directors and executive officers have entered into agreements with the Representative that generally prohibit, without the prior written consent of the Representative, the sale, transfer or other disposition of securities of the Company until 90 days following the Closing Date. The Company has also agreed for a period of 90 days from the date of the Underwriting Agreement, not to directly or indirectly in any “at-the-market” or continuous equity transaction, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company.

Pursuant to the Underwriting Agreement and the engagement letter, dated as of February 22, 2024, by and between the Company and the Representative, the Company agreed to issue to the Representative in connection with the Offering, a warrant to purchase up to a number of shares of Common Stock representing 5.0% of the Shares and any Option Shares sold, at an initial exercise price of $0.33 per share, subject to certain adjustments (the “Underwriter’s Warrant”). On February 28, 2024, the Company issued to the Representative the Underwriter’s Warrant to purchase up to 250,000 shares of Common Stock (the “Underwriter Warrant Shares”). In the event that the Over-Allotment Option is exercised in full, the Company will issue to the Representative an additional Underwriter’s Warrant to purchase up to 37,500 shares of Common Stock. The Underwriter’s Warrant is exercisable six months following the date of the Underwriting Agreement and terminates on the five-year anniversary of the date of the Underwriting Agreement.

The Offering was made pursuant to the Company’s registration statement on Form S-3 (File No. 333-265492), as amended, previously filed with the Securities and Exchange Commission (the “SEC”) on June 9, 2022, and declared effective on June 21, 2022, a base prospectus dated June 21, 2022, and a prospectus supplement dated February 27, 2024.

The legal opinion, including the related consent, of Haynes and Boone, LLP relating to the issuance and sale of the Shares is filed as Exhibit 5.1 hereto.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K as related to the Underwriter’s Warrant, is incorporated herein by reference. Neither the issuance of the Underwriter’s Warrant or the Underwriter Warrant Shares issuable upon the exercise of the Underwriter’s Warrant, were registered under the Securities Act or any state securities laws. The issuance of the Underwriter’s Warrant was, and the Underwriter Warrant Shares will be, issued in reliance on the exemptions from registration provided by Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder.

Item 8.01	Other Events.

On February 26, 2024, the Company issued a press release announcing the launch of the Offering. On February 27, 2024, the Company issued a press release announcing the pricing of the Offering. Copies of the press releases are attached hereto as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated February 27, 2024, by and between NRx Pharmaceuticals, Inc. and EF Hutton LLC
4.1	Form of Underwriter’s Warrant
5.1	Opinion of Haynes and Boone, LLP
23.1	Consent of Haynes and Boone, LLP (included in Exhibit 5.1)
99.1	Press Release, dated February 26, 2024
99.2	Press Release, dated February 27, 2024
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRX PHARMACEUTICALS, INC.

Date: February 28, 2024	By:	/s/ Stephen Willard
	Name:	Stephen Willard
	Title:	Acting General Counsel